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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


WE CONSENT TO THE INCORPORATION BY REFERENCE IN REGISTRATION STATEMENT NOS. 33-96914, 33-96916, 33-96918 OF EAGLE POINT SOFTWARE CORPORATION FORM S-8 OF OUR REPORT DATED JULY 29, 1996, APPEARING IN THIS ANNUAL REPORT ON FORM 10-K OF EAGLE POINT SOFTWARE CORPORATION FOR THE YEAR ENDED JUNE 30, 1996.

/s/ DELOITTE & TOUCHE LLP


DES MOINES, IOWA
SEPTEMBER 25, 1996